UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2021

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38266	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 265-2600

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01   Completion of Acquisition or Disposition of Assets.

As Allied Esports Entertainment, Inc. (the "Company") previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2021, the Company is party to an Amended and Restated Stock Purchase Agreement dated effective March 19, 2021, as amended on March 29, 2021 (as amended, the "Stock Purchase Agreement"), with its direct and indirect wholly-owned subsidiaries, Allied Esports Media, Inc. ("Esports Media," and together with the Company, the "Selling Parties") and Club Services, Inc. ("CSI"), and Element Partners, LLC ("Element"). On July 12, 2021, the parties consummated the transactions contemplated by the Stock Purchase Agreement (the "Sale Transaction"), pursuant to which, among other things, the Selling Parties sold 100% of the outstanding capital stock of CSI to Element. CSI is the Company's indirect wholly-owned subsidiary that directly or indirectly owns 100% of the outstanding capital stock of each of the legal entities that collectively operate or engage in the Company's poker-related business and assets (the "WPT Business").

In exchange for the WPT Business, Element paid an aggregate of $106.2 million. Approximately $3.8 million of the purchase price was paid to discharge debt of the Company. Element previously paid to the Company $10 million of the purchase price pursuant to the terms of the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement and the Sale Transaction is not a complete description thereof and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement and Amendment No. 1 thereto, copies of which are filed as Exhibits 2.1 and 2.2 to this Current Report, respectively.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Stock Purchase Agreement, Adam Pliska resigned as the Company's President, and the Company's obligations under an employment agreement with Mr. Pliska, as the Chief Executive Officer of the WPT Business, were transferred to and assumed by CSI. Mr. Pliska will remain as a director of the Company.

The Company paid to Frank Ng, the Company's Chief Executive Officer, Tony Hung ,the Company's Chief Financial Officer, and Adam Pliska, the Company's departing President, $120,000, $414,750 and $649,231, respectively, for their prior services rendered and for their services in connection with the closing of the Sale Transaction. In addition, Mr. Pliska was paid $419,327 pursuant to the terms of a Change in Control Agreement with the Company, the terms of which were previously disclosed in the Company's Current Report on Form 8-K filed January 19, 2021.

Item 8.01.	Other Events.

On July 12, 2021, the Company issued the press release announcing the completion of the Sale Transaction, a copy of which is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 8.01, including the text of the press release attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Amended and Restated Stock Purchase Agreement dated March 19, 2021 by and among Allied Esports Entertainment, Inc., Allied Esports Media, Inc., Club Services, Inc., and Element Partners, LLC (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed March 19, 2021)
2.2	Amendment No. 1 to Amended and Restated Stock Purchase Agreement dated March 29, 2021 by and among Allied Esports Entertainment, Inc., Allied Esports Media, Inc., Club Services, Inc., and Element Partners, LLC (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed March 30, 2021)
99.1	Company Press Release dated July 12, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2021

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Anthony Hung
Anthony Hung Chief Financial Officer

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